As filed with the Securities and Exchange Commission on February 18, 2009
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                              RF MONOLITHICS, INC.
             (Exact name of registrant as specified in its charter)

                               -----------------

                  Delaware                                76-1638027
      (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)

                      4441 Sigma Road, Dallas, Texas 75244
               (Address of Principal Executive Offices) (Zip Code)

                               -----------------

                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               -----------------

              David M. Kirk, President and Chief Executive Officer
                  Harley E Barnes III, Chief Financial Officer
                              RF Monolithics, Inc.
                                 4441 Sigma Road
                               Dallas, Texas 75244
                                 (972) 233-2903
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -----------------

  Copies of all communications, including all communications sent to the agent for service, should be sent
                                       to:

                                   Morton PLLC
                          Attn: Stephen C. Morton, Esq.
                          12222 Merit Drive, Suite 1270
                               Dallas, Texas 75251

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a       Smaller reporting company [X]
                           smaller reporting company)

                               -----------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------
                                                      Proposed
                                                       Maximum                                   Amount
    Title of Each Class of          Amount to          Offering         Proposed Maximum           of
       Securities to Be                 Be         Price Per Share         Aggregate          Registration
          Registered              Registered (1)         (2)           Offering Price (1)      Fee (1)(2)
-------------------------------------------------------------------------------------------------------------
Common Stock and Stock
 Awards, par value $ .001
 per share.                       150,000 shares        $0.65               $97,500               $3.84
-------------------------------------------------------------------------------------------------------------

(1) The aggregate number of additional shares to be registered under the Registrant's 1994 Employee Stock Purchase Plan, and such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions. In addition, this registration statement covers the resale by certain selling stockholders named in the prospectus included in and filed with this Form S-8 of certain shares of the Registrant's common stock subject to this registration statement for which no additional registration fee is required pursuant to Rule 457(h)(3).
(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee (based on the average of the high and low price per share of the common stock of RF Monolithics, Inc. reported on the NASDAQ Capital Market on February 11,
     2009).

                                  INSTRUCTION E
                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of 150,000 additional shares of the Registrant's common stock, $.001 par value per share, under the Registrant's 1994 Employee Stock Purchase Plan (the "Plan"). The Registrant has previously filed Registration Statements on Form S-8 (File Nos. 333-59643, 333-34912, 333-84612, and 333-113885) relating to the Plan, the contents of which are hereby incorporated by reference.

         This registration statement registers shares of the Registrant's common stock, par value $0.01 per share, consisting of shares previously issued, or that will be issued, under the Registrant's 1994 Employee Stock Purchase Plan. This registration statement contains two parts. The first part contains a "reoffer" prospectus prepared in accordance with Part I of Form S-3 (in accordance with General Instruction C of Form S-8). The reoffer prospectus permits reoffers and resales of those of the shares referred to above that constitute "restricted securities" or "control securities", within the meaning of Form S-8, by certain of the Registrant's stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Information required by Part I of Form S-8 is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8; however, the Registrant will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428 under the Securities Act.

         The inclusion of the individuals listed in the reoffer prospectus under the section of the prospectus entitled "Selling Stockholders" does not constitute a commitment to sell any or all of the stated number of shares of common stock offered by such selling stockholders under the reoffer prospectus. The number of shares offered shall be determined from time to time by each selling stockholder at their sole discretion and such individuals are listed as selling stockholders solely to register the shares that each such individual has received or will receive under the Registrant's 1994 Employee Stock Purchase Plan.

PROSPECTUS
                              RF MONOLITHICS, INC.

                                  18,071 Shares
                                  Common Stock


         This prospectus relates to the resale, from time to time, of up to 18,071 shares of our common stock, $0.001 par value per share, by the selling stockholders identified in this prospectus and any accompanying prospectus supplement who have acquired or will acquire the shares pursuant to our 1994 Employee Stock Purchase Plan.

         Our common stock is listed on the NASDAQ Capital Market under the symbol "RFMI." The last reported sales price of our common stock on the NASDAQ Capital Market on February 13, 2009 was $0.64 per share.

         We will not receive any of the proceeds from sales of the shares by any of the selling stockholders. The shares may be offered from time to time by any or all of the selling stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the selling stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See "Plan of Distribution" beginning on page 5.

         All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholder (or their donees and pledgees).

         Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares as principals, any profits received by such broker-dealers on the resale of the shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

                         ------------------------------


         Investing in our securities involves risks, which are described in the section entitled "Risk Factors" beginning on page 1.


                         ------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 18, 2009

                                TABLE OF CONTENTS
                                                                           Page
                                                                          ------
ABOUT THIS PROSPECTUS                                                        i
SUMMARY                                                                      1
RISK FACTORS                                                                 1
FORWARD-LOOKING STATEMENTS                                                   3
USE OF PROCEEDS                                                              3
SELLING STOCKHOLDERS                                                         4
PLAN OF DISTRIBUTION                                                         5
WHERE YOU CAN FIND MORE INFORMATION                                          6
LEGAL MATTERS                                                                7
EXPERTS                                                                      7

         You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement, if any, or incorporated by reference herein or therein. We have not authorized, and no selling stockholder has authorized, anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, and any accompanying prospectus supplement, do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of this prospectus and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

                                     SUMMARY

         The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and may not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus. You should pay special attention to the "Risk Factors" section of this prospectus and any prospectus supplement and the "Risk Factors" sections in documents incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the "Company," "RF Monolithics," "RFM," "we," "us," and "our" refer to RF Monolithics, Inc.

                              RF Monolithics, Inc.

         RF Monolithics, Inc., or RFM, was organized in 1979 as a Texas corporation and converted to a Delaware corporation in 1994. Our principal executive office is located at 4441 Sigma Road, Dallas, Texas 75244. Our telephone number is (972) 233-2903.

         We design, develop, manufacture and market solutions-driven and technology-enabled wireless connectivity products for a broad range of wireless applications - from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine, or M2M, technology. We have two lines of business-Wireless Solutions and Wireless Components.

         Our Wireless Solutions business includes Virtual Wire(TM) Short-range Radios, Radio Frequency Integrated Circuits, or RFIC's, and wireless module products. The products are various types of radios and the networks that manage and use these radios. Our goal is to provide customers with a wide variety of alternative products for their wireless network applications. Our product offerings include miniature radios that are very short range and ultra low power. We also market standard and custom OEM radio modules as well as packaged radio and network gateway products that have longer range and increased data rates.

         Our Wireless Components business includes filters, frequency control modules and low-power components. Our goal is to provide simple, cost effective solutions that fit our customers' specialty applications.

         We focus our component and radio product development in the frequency range of 50 megahertz, or MHz, to 5.8 gigahertz, or GHz. We market our line of more than 500 radios, radio modules, resonators, filters, clocks and oscillators to distributors, electronic manufacturing service companies and original equipment manufacturers, or OEMs, world-wide. Our customers include Acal plc, Avnet/Memec Inc., Celestica Inc., Delphi Corporation, FAAC Electronics Limited, Flextronics International, GE, BSC Cardiac Pacemakers, Inc., Holy Stone Enterprises, Pason Systems, Inc. and ZTE Corporation.

* Certain names or marks mentioned herein may be claimed as the property of others.

                                  RISK FACTORS

         Investing in our securities, including our common stock, involves significant risks. You should carefully consider and evaluate all of the information contained in this prospectus, any prospectus supplement, and the documents we incorporate herein by reference before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described below and in Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, under the heading "Risk Factors," as updated by our Quarterly Report on Form 10-Q for the quarter ended November 30, 2008, and any other reports we subsequently file pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that we incorporate by reference in this prospectus as well as those included or incorporated by reference in any prospectus supplement hereto. Any of the risks and uncertainties set forth therein could adversely affect our business, financial condition or operating results, which in turn could adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.

         Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may impair our business, financial condition or operating results. If any of these risks actually occur, our business, financial condition or operating results could be adversely affected, which in turn could adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.

Risks Related to our Common Stock

The price of our common stock has fluctuated, and a number of factors may cause our common stock price to decline.

         The market price of our common stock has fluctuated and could fluctuate significantly in the future in response to various factors and events, including, but not limited to, the risks set out in this prospectus, as well as:


         o        quarterly variations in operating results;

         o        changes in market valuations of other similar companies;

         o announcements by us or our competitors of new products, contracts, acquisitions, strategic partnerships or joint ventures;

         o        additions or departures of key personnel;

         o significant sales of common stock by insiders or others or the perception that such sales could occur;

         o        general economic trends and conditions;

         o        deterioration in the trading market for our common stock; and

         o future issuances of stock or debt securities to fund our anticipated growth.

         In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These market fluctuations also may cause the market price of our common stock to decline. Investors may be unable to resell their shares of our common stock at or above the offering price. In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. Securities class action litigation could result in substantial costs and a diversion of management's attention and resources.

A significant portion of our stock is held by a relatively small number of stockholders.

         Our officers and directors collectively beneficially own approximately 15.8% of our outstanding shares of common stock. Accordingly, while there is no agreement among these people to do so, they would have the ability, by voting their shares in concert, to influence the election of our board of directors and the outcome of all other matters submitted to our stockholders. Furthermore, that influence could deter any unsolicited acquisition of us, and, consequently, adversely affect the market price of our common stock.

Sales of substantial numbers of shares of our common stock by existing holders, or the perception that such sales could occur, could cause the price of our common stock to decline.

         Our officers and directors beneficially own a significant portion of our common stock. Sales of substantial numbers of shares of our common stock by any of them or other holders of our common stock, or the perception that such sales could occur, could cause the price of our common stock to decline. A significant portion of our common stock is not subject to agreements restricting its sale.

The effect of certain anti-takeover provisions may make it more difficult for a third party to acquire, or discourage third party from attempting to acquire, control of us.

         Our certificate of incorporation and our bylaws, as well as Delaware corporate law, contain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions allow us to issue, without stockholder approval, preferred stock having rights senior to those of our common stock. Other provisions impose various procedural and other requirements, including, advance notice provisions, that could make it more difficult for stockholders to effect certain corporate actions. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) for three years following the date that person became an interested stockholder unless certain conditions are satisfied. Finally, we have adopted a shareholder rights plan, which may make it more difficult for a third party to acquire control of us or discourage a third party from attempting to do so.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

         We do not anticipate paying cash dividends on our common stock in the foreseeable future. In addition, under the terms of our bank credit agreement, we are restricted from paying dividends in certain circumstances. Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. We may also incur additional indebtedness in the future that may further restrict or prohibit the payment of dividends.

                           FORWARD-LOOKING STATEMENTS

         We make, and incorporate by reference, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 throughout this prospectus, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as "believe," "expect," "anticipate," "intend," "plan," "may," "likely," "should," "estimate," "continue," "future," or "anticipate" and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. Whether actual events or results will conform with our expectations and predictions is subject to a number of risks and uncertainties.

         All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. You should read carefully the section of this prospectus under the heading "Risk Factors" above.

         Neither we nor any selling stockholder assume any responsibility for updating forward-looking information contained or incorporated by reference herein or in other reports we file with the SEC.

                                 USE OF PROCEEDS

         The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds of such offerings. The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax or legal services or any other expenses they incur in disposing of the shares offered and sold pursuant to this prospectus and any applicable prospectus supplement. We will incur certain expenses in connection with the registration with the SEC of the shares to be sold by the selling stockholders and preparation of any applicable prospectus supplement.

                              SELLING STOCKHOLDERS

         This prospectus relates to shares that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire shares pursuant to our 1994 Employee Stock Purchase Plan. The selling stockholders may resell any or all of the shares from time to time while this prospectus is effective. The number of shares to be sold by any selling stockholder under this prospectus also may be increased or decreased by a supplement to this prospectus. Non-affiliates holding restricted securities issued under the Plan and who are not named below may use this prospectus for the offer or sale of their shares, provided they hold 1,000 or fewer shares.

         The following table sets forth (a) the name and position or positions with us of each selling stockholder; (b) the number of shares of common stock and percentage of common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each selling stockholder as of the date of this prospectus; (c) the number of shares of common stock that each selling stockholder may offer for sale from time to time pursuant to this prospectus, whether or not the selling stockholder has a present intention to do so; and (d) the number of shares of common stock and percentage of common stock to be beneficially owned by each selling stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of our common stock by the selling stockholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The applicable percentages of ownership are based on an aggregate of 9,844,393 shares of our common stock issued and outstanding on February 16, 2009. The number of shares beneficially owned by the selling stockholders is determined under rules promulgated by the SEC.

         Inclusion of an individual's name in the table below does not constitute an admission that such individual is an "affiliate" of ours. The inclusion of the selling stockholders in this prospectus does not constitute a commitment to sell any or all of the stated number of shares of common stock offered by such selling stockholders under this prospectus. The number of shares offered shall be determined from time to time by each selling stockholder at their sole discretion and such individuals are listed as selling stockholders solely to register the shares that each such individual has received or will receive under our 1994 Employee Stock Purchase Plan.

                                                         Shares Beneficially Owned                    Shares Beneficially Owned
                                                            Prior to Offering                              After Offering
                                                        ---------------------------                  ---------------------------
                                                                                    Number of Shares
            Name                    Position(1)            Number       Percent       Being Offered     Number       Percent
            ----                    -----------            ------       -------       -------------     ------       -------
  Darrell L. Ash (2)           Employee                      147,731       2                 1,355        149,086       2
  Harley E Barnes III (3)      CFO                            96,372       1                 2,816         99,188       1
  Farlin A. Halsey             VP Marketing                        0       *                10,157         10,157       *
  Jon S. Prokop (4)            VP Operations                 112,643       1                 2,868        115,511       1
  Carol F. Bivings (5)         Employee                       17,620       *                   875         18,495       *

---------------
*        Less than 1%.
(1) All selling stockholders are employees. [The positions of the officers are specifically described.]
(2) Darrell Ash's holding include 69,516 shares issuable upon exercise of options within 60 days after February 17, 2009.
(3) Harley Barnes' holdings include 84,000 shares issuable upon exercise of options within 60 days after February 17, 2009.
(4) Jon Prokop's holdings include 90,800 shares issuable upon exercise of options within 60 days after February 17, 2009.
(5) Carol Bivings' holding include 12,400 shares issuable upon exercise of options within 60 days after February 17, 2009.

         Information concerning the selling stockholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. The names of any additional selling stockholders and information about their holdings and any offering of shares of our common stock by them will be set forth in one or more supplements to this prospectus.

                              PLAN OF DISTRIBUTION

         The purpose of this prospectus is to permit the selling stockholders, if they desire, to offer for sale and sell the shares they acquired or will acquire pursuant to our 1994 Employee Stock Purchase Plan at such times and at such places as the selling stockholders choose.

         The decision to exercise options for shares, or to sell any shares, is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by certain individuals. There can be no assurance that any of the options will be exercised or any shares will be sold by the selling stockholders.

         Subsequent to exercise, if any, each selling stockholder is free to offer and sell his or her shares at such times, in such manner and at such prices as he or she shall determine. The selling stockholders have advised us that sales of shares may be effected from time to time in one or more types of transactions (which may include block transactions) in open market transactions, in negotiated transactions, through the writing of options on the shares, through settlement of short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

         The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by the broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement of which this prospectus is a part to disclose a specific plan of distribution, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer or underwriter or arrangements relating to any such entity or applicable commissions.

         We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement of which this prospectus forms a part and in the exhibits and schedules to such registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement, and the documents incorporated by reference therein. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, or a document incorporated by reference, each statement is qualified in all respects by the exhibit to which the reference relates.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the shares covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC:

         o our Annual Report on Form 10-K for the year ended August 31, 2008;

         o Amendment No. 1 to our Form 10-K for the year ended August 31, 2008;

         o our Quarterly Report on Form 10-Q for the quarter ended November 30, 2008;

         o        our Current Report on Form 8-K filed on December 5, 2008;

         o        our Current Report on Form 8-K filed on December 18, 2008;

         o        our Current Report on Form 8-K filed on December 30, 2008;

         o        our Current Report on Form 8-K filed on January 23, 2009;

         o the description of our common stock contained in our Registration Statements on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act; and

         o the description of our preferred share purchase rights contained in Item 5 of our Current Report on Form 8-K filed with the Commission on December 28, 1994 in connection with our Registration Statement on Form 8-A filed on December 30, 1994, together with any amendment or report filed with the SEC for the purpose of updating such descriptions.

         You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us at no cost, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

                              RF Monolithics, Inc.
                                 4441 Sigma Road
                               Dallas, Texas 75244
                                 (972) 233-2903
                            Attn: Corporate Secretary
                          Internet Website: www.rfm.com

         The information contained on our website does not constitute a part of the registration statement of which this prospectus is a part, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our Internet website.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. In no event will any information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, the registration statement of which this prospectus forms a part. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the registration statement of which this prospectus forms a part after the most recent effective date may modify or replace existing statements contained herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus forms a part.

                                  LEGAL MATTERS

         Morton PLLC, Dallas, Texas, has passed upon certain legal matters in connection with the shares covered by this prospectus.

                                     EXPERTS

         The consolidated financial statements of RF Monolithics, Inc. as of August 31, 2008 and 2007 and for each of the three years in the period ended August 31, 2008, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2008, have been audited by McGladrey & Pullen, LLP, an independent registered accounting firm, as stated in their report appearing therein, in reliance upon such report of and upon their authority of such firm as experts in accounting and auditing.

                              RF MONOLITHICS, INC.

                                  18,071 Shares
                                  Common Stock



                         ------------------------------



                                   PROSPECTUS



                         ------------------------------



                                February 18, 2009

                                     PART II

Item 3.  Incorporation of Documents by Reference

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated herein by reference and made a part of this Registration Statement:

1. The Registrant's Annual Report on Form 10-K for the year ended August 31,
2008;

2. The Registrant's Amendment No. 1 to Form 10-K for the year ended August 31, 2008;

3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2008;

4. The Registrant's Current Report on Form 8-K filed on December 5, 2008;

5. The Registrant's Current Report on Form 8-K filed on December 18, 2008;

6. The Registrant's Current Report on Form 8-K filed on December 30, 2008;

7. The Registrant's Current Report on Form 8-K filed on January 23, 2009;

8. The description of the Registrant's common stock contained in its Registration Statements on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act; and

9. The description of the Registrant's preferred share purchase rights contained in Item 5 of the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 1994 in connection with the Registrant's Registration Statement on Form 8-A filed on December 30, 1994, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the Commission, including without limitation any information furnished pursuant to
Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item
9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Item 6.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws require the Registrant to indemnify its directors and executive officers, and permit the Registrant to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Registrant's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. In addition, the Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibility under any other law, such as federal securities laws or state or federal environmental laws.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

Item 8.  Exhibits

   Exhibit
   No.         Description
   ---         -----------

   4.1 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 1994)

   4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 1994)

   4.3 RF Monolithics, Inc. 1994 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed January 23, 2006)

   4.3.1 Amendment dated January 21, 2009 to RF Monolithics, Inc. 1994 Employee Stock Purchase Plan

   4.4         Specimen Stock Certificate (incorporated herein by reference to
               Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2005)

   4.5 Rights Agreement dated as of December 20, 1994 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed December 29, 1994)

   4.6 First Amendment to Rights Agreement dated August 14, 1996 (incorporated herein by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed August 19, 1996)

   4.7 Second Amendment to Rights Agreement dated December 11, 2000 (incorporated herein by reference to Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the period ended November 30, 2000)

   4.8 Third Amendment to Rights Agreement between the Registrant and Equiserve Trust Company, National Association, successor to Fleet National Bank (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form 8-A/A filed December 17, 2004)

   5.1         Opinion of Morton PLLC

   23.1        Consent of Morton PLLC (contained in Exhibit 5.1)

   23.2        Consent of McGladrey & Pullen, LLP

   24.1        Power of Attorney (see signature page)


Item 9.  Undertakings

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each director and/or officer of the Registrant whose signature appears below hereby appoints the Agent for Service named in this Registration Statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 18 day of February, 2009.


                                               RF MONOLITHICS, INC.


                                               By: /s/ DAVID M. KIRK
                                                   -----------------------------
                                                   David M. Kirk, President and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


             Signature                                           Title                           Date
             ---------                                           -----                           ----


/s/ DAVID M. KIRK
-------------------------------------------------
       (David M. Kirk, President and                 Principal Executive Officer           February 18, 2009
         Chief Executive Officer)                            and Director


/s/ HARLEY E BARNES III
-------------------------------------------------
(Harley E Barnes III, Chief Financial Officer)       Principal Financial Officer           February 18, 2009


/s/ JAMES P. FARLEY
-------------------------------------------------    Controller                            February 18, 2009
(James P. Farley, Vice President and Controller)


/s/ MICHAEL R. BERNIQUE
-------------------------------------------------    Director                              February 18, 2009
  (Michael R. Bernique, Chairman of the Board)


/s/ WILLIAM L. EVERSOLE
-------------------------------------------------    Director                              February 18, 2009
         (William L. Eversole)


/s/ RICK L. HERRMAN
-------------------------------------------------    Director                              February 18, 2009
         (Rick L. Herrman)


/s/ JONATHAN W. LADD
-------------------------------------------------    Director                              February 18, 2009
         (Jonathan W. Ladd)

                                INDEX TO EXHIBITS


Exhibit
No.            Description
---            -----------

4.1 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 1994)

4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 1994)

4.3 RF Monolithics, Inc. 1994 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed January 23, 2006

4.3.1 Amendment dated January 21, 2009 to RF Monolithics, Inc. 1994 Employee Stock Purchase Plan

4.4            Specimen Stock Certificate (incorporated herein by reference to
               Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2005)

4.5 Rights Agreement dated as of December 20, 1994 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed December 29, 1994)

4.6 First Amendment to Rights Agreement dated August 14, 1996 (incorporated herein by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed August 19, 1996)

4.7 Second Amendment to Rights Agreement dated December 11, 2000 (incorporated herein by reference to Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the period ended November 30, 2000)

4.8 Third Amendment to Rights Agreement between the Registrant and Equiserve Trust Company, National Association, successor to Fleet National Bank (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form 8-A/A filed December 17, 2004)

5.1            Opinion of Morton PLLC

23.1           Consent of Morton PLLC (contained in Exhibit 5.1)

23.2           Consent of McGladrey & Pullen, LLP

24.1           Power of Attorney (see signature page)